Exhibit 99.1

COLFAX ANNOUNCES INTENTION TO SEPARATE INTO TWO

INDEPENDENT PUBLIC COMPANIES

Will Create Focused Specialty Medical Technology and Fabrication Technology Companies

Separation Will Accelerate Strategic Momentum and Unlock Significant Value Creation Potential

Company Intends Tax-Free Separation to be Completed in the First Quarter of 2022

Annapolis Junction, Maryland, March 4, 2021 – Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its intention to separate its fabrication technology and specialty medical technology businesses into two differentiated, independent, and publicly-traded companies. The separation is intended to be structured in a tax-free manner and is targeted to be completed in the first quarter of 2022.

“This is an exciting day for Colfax and an important step to unlock the full value inherent in our MedTech and FabTech businesses,” said Matt Trerotola, Colfax President and CEO. “Now is the right time to build on the momentum in both businesses and enable each to better capitalize on its distinct opportunities. Our abilities to successfully develop talent, drive innovation, leverage our Colfax Business System for continuous improvement and acquire attractive businesses are core to both MedTech and FabTech. We believe a separation will better position each business to execute tailored strategies to deliver above-market growth, margin expansion and strong, consistent free cash flow.”

“This decision is the result of a thorough strategic review undertaken by the Board with management, reflecting an ongoing commitment to drive long-term value for all stakeholders,” said Mitch Rales, Colfax co-founder and Chairman of the Board. “We have now successfully put in place a proven operating model to compound value and have effectively transformed our Company. With two strong management teams, and focused business and capital allocation strategies in place, FabTech and MedTech are poised to accelerate growth and drive increased shareholder value. I look forward to continuing to support and guide each of the management teams as a member of both businesses’ Boards of Directors.”

The specialty medical technology company will be led by Colfax CEO Matt Trerotola and Colfax EVP Brady Shirley will serve as Chief Operating Officer. Mr. Shirley will join Mr. Trerotola on the MedTech Board. Colfax CFO Chris Hix will serve as CFO. Headquartered in Wilmington, Delaware with a significant presence in Dallas, Texas, the company will be renamed before the separation is completed to reflect its strategic focus.

The fabrication technology company will be led by current Colfax EVP Shyam Kambeyanda, who will join the FabTech Board. Long-time Colfax financial executive and current ESAB business CFO Kevin Johnson will serve as FabTech’s CFO. The company will remain headquartered in Maryland and continue to operate under its well-known brand name ESAB.

Compelling Strategic Rationale for a Separation

The businesses operate in distinct markets, with unique business opportunities and investment requirements. The Colfax Board, with management, believes the separation will result in material benefits to the standalone companies, including:

•	Sharpened strategic focus for independent specialty medical technology and fabrication technology companies.

•	Increased operating flexibility and resources to capitalize on growth opportunities in their respective markets.

•	Capital structures and capital allocation strategies that are tailored to each company’s growth strategy.

•

Improved investor alignment with each company’s clear value proposition, and ability for investors to value the two companies based on their distinct strategic, operational and financial characteristics.

Two Highly Focused Market-Leading Companies

Medical Technology Company

The MedTech company is a leading, specialty medical technology growth company. It has top-tier positions in attractive orthopedic segments across the continuum of care, including surgical implants as well as injury prevention and recovery devices, with clear paths to further accelerate growth. The company recently completed several strategic bolt-on acquisitions, strengthening and expanding its position in attractive market segments including extremities reconstruction and therapeutic laser technology for recovery. The company will be comprised of Colfax’s current Medical Technology operating segment, which is expected to generate revenue of approximately $1.4 billion in 2021.

The separation is expected to enable MedTechCo to continue to expand its share in high-growth, high-margin served and adjacent markets through strategic M&A and R&D investments. This will position the company with significant opportunities to deliver above-market growth, margin improvement and increased cash flow. Capital deployment is expected to be focused on supporting the company’s strategic growth program.

ESAB

ESAB is a fabrication technology leader with an unparalleled global footprint, track record of industry-leading product innovation and strong positions in attractive emerging markets. The company has successfully executed its operational improvement strategy to out-grow peers in recent years and significantly increase margins and cash flow. Through strategic bolt-on acquisitions, ESAB has broadened its product and technology offering, extended its geographic reach and expanded into attractive new segments, including gas control for medical and life sciences. ESAB will be comprised of Colfax’ Fabrication Technology operating segment, which is expected to generate revenue of approximately $2.2 billion in 2021.

The separation is expected to support ESAB’s leadership in global industrial markets and position it to further increase market share through innovation and commercial excellence. ESAB will focus on complementing its growth with operating improvements to further enhance margins and cash flow. It expects to maintain a balanced capital allocation policy focused on growth investments, bolt-on acquisitions, and return of capital to shareholders.

Separation Details

Colfax intends the separation to be tax-free to Colfax’ shareholders. Colfax is targeting completion of the separation in the first quarter of 2022. Completion of the separation is subject to, among other things, completion of financing and other transactions on satisfactory terms, other steps necessary to qualify the separation as a tax-free transaction, receipt of other regulatory approvals and final approval from the Colfax Board of Directors. Details of the separation will be included in future filings with the SEC. There can be no assurance regarding the form and timing of the separation or its completion.

Conference Call and Investor Presentation Today

Colfax will hold a conference call to discuss this announcement beginning at 8:30 a.m. Eastern today, which will be open to the public by calling 1-877-303-7908 (U.S. callers) and +1-678-373-0875 (International callers) and referencing the conference ID number 9319529 and through webcast via Colfax’ website www.Colfax.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today.

Investor Day Scheduled for March 11

As previously announced, Colfax will host an investor day on March 11, 2021, which will include a detailed discussion of each business. Participation details can be found in the Investor Relations section of the Company’s website at https://ir.colfaxcorp.com/events-presentations.

Advisors

Goldman, Sachs & Co. LLC and Evercore are serving as financial advisors, and Latham & Watkins, LLP is serving as legal advisor, to Colfax.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides specialty medical technologies and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax’s common stock is traded on the NYSE under the ticker “CFX.”

Cautionary Note Concerning Forward Looking Statements

This press release includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be characterized by terms such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees” and similar expressions. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, statements regarding: the intended separation of the ESAB and MedTech businesses; expected 2021 revenue for ESAB and MedTech; the timing and method of the separation; the anticipated benefits of the separation; the expected financial and operating performance of, and future opportunities for, each company following the separation; the tax treatment of the transaction; and the leadership of each company following the separation. These statements are based on assumptions and assessments made by our management as of the date of this press release in light of their experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are subject to a number of risks, uncertainties and assumptions that might cause actual results, developments and business decisions to differ materially from those expressed or implied thereby, and are not guarantees of future performance or actual results. These factors include, among other things: the final approval of the separation by our board of directors; the uncertainty of obtaining regulatory approvals in connection with the separation, including rulings from the Internal Revenue Service; the ability to satisfy the necessary closing conditions to complete the separation on a timely basis, or at all; our ability to successfully separate the two companies and realize the anticipated benefits of the separation; developments related to the impact of the COVID-19 pandemic on the separation and the financial and operating performance of each company following the separation, including actions by governments, businesses and individuals in response to the pandemic, and other impacts on our business and ability to execute business continuity plans; and our ability to manage and grow our business and to execute our business and growth strategies. The effects of the COVID-19 pandemic, including actions by governments, businesses and individuals in response to the pandemic, may also give rise or contribute to or amplify the risks associated with many of these factors.

The factors identified above are not exhaustive. We operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results, developments and business decisions to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should be construed in the light of such factors. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Additional information regarding these and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements is set forth in our public filings with the Securities Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent filings with the SEC. We do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact

Mike Macek

Vice President, Finance

Colfax Corporation

+1-302-252-9129

investorrelations@colfaxcorp.com

Media Contact

Jenny Gore or Mike DeGraff

Sard Verbinnen & Co.

Colfax-SVC@SARDVERB.com